Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated October 13, 2009 accompanying the consolidated financial statements included in the Annual Report of SouthPeak Interactive Corporation on Form 10-K for the years ended June 30, 2009 and 2008. We hereby consent to the incorporation by reference of said report in the Registration Statement of SouthPeak Interactive Corporation on Form S-8 (File No. 333-151391, effective June 3, 2008) and Form S-1 (File No. 333-154311, effective April 1, 2009).

/s/ Reznick Group, P.C.

Vienna, Virginia
October 13, 2009